Question and Answer Section of Conference Call
Exhibit 99.2
Printronix, Inc.
QUESTION & ANSWER SESSION
CONFERENCE CALL
October 2, 2007, 8:30 a.m. PT

Operator	Thank you. We will now begin the question and answer session. As a reminder, if you have a question, please press the star followed by the one on your touchtone phone. If you would like to withdraw your question, please press the star followed by the two. If you’re using speaker equipment, you will need to lift the handset before making your selection.

Our first question comes from Jim Ragan with Crowell Weedon. Please go ahead.

J. Ragan	Yes, good morning.

B. Kleist	Good morning, Jim.

J. Ragan	Congratulations on the deal.

B. Kleist	Thank you.

J. Ragan	I was wondering if you could discuss a little about the process. Did it go to a competitive bid or was it more negotiated? Were there other parties that were interested, that type of thing?

G. Harwood	Jim, this has been a process that’s taken some considerable time. This is not the only opportunity that we looked at but we think it was the best one that we could negotiate. We did not go out to bid but we did go through an exhaustive process with Houlihan Lokey over more than 2 years.

J. Ragan	I believe you had paid off the mortgage of the building in Irvine earlier this year. Is that something that is ... I mean what’s the intent in terms of the real estate? Do you intend to stay in Irvine or would the building be sold? Have you talked about that at all?

B. Kleist	We would stay located in our present location and there probably will be mortgage on the building as part of the financing going forward. But the intention is to continue with the current strategy of the company, the current product strategy, all of our business policies as we go forward.

G. Harwood	Jim, we paid off that note in June because it was a 7 year note that was expiring in June so we had to pay it off. We’re in the process now of identifying new mortgage lenders, in fact also Wells Fargo, with a view to establishing a new mortgage going forward.

J. Ragan	Okay, great. The last question is having to do with recent results. I guess the second quarter has just ended for you. Can you make any comments about how the quarter went or is that not ready yet?

G. Harwood	That’s not ready. As you say, we just closed on Friday. This is not a conference call for the results. We don’t have any data at this point in time that we could share with you.

B. Kleist	We don’t have any updates since our last earnings conference call.

J. Ragan	Great. Thank you.

Operator	Thank you. Our next question is from Neal Bradsher with Broadwood Capital. Please go ahead.

N. Bradsher	I am disappointed in this purchase price, gentlemen. You have that real estate and it’s clearly under-valued on the company’s books and that’s been well known and publicly discussed on conference calls in the past. You also have a large pile of cash. If I look at the valuation on the business taking out those 2 components, the acquirer here is paying only about half of revenues. There’s clearly a lot of costs that can be cut in the going private scenario and that’s been the case for a while.

In addition, the timing doesn’t seem to be good. As you mentioned, this isn’t a particularly good time given the state of the credit markets. So it seems to me the timing here is affecting the price and that’s why we’re not getting a good price.

Could you talk a little bit more about the process that resulted in this because I have some concerns that this process may not have been sufficient to ensure appropriate shareholder value.

G. Harwood	Neal, this was a process that has been undertaken for quite some time. We established a special committee of disinterested Board members, 4 of our Board members became the special committee and they worked with Houlihan Lokey over a protracted period of time. The fairness opinion we received indicated this was a good price and also again the special committee felt that it was a good price too. I’m sorry you don’t believe that to be the case.

N. Bradsher	Were both strategic buyers and financial buyers contacted with respect to this deal?

G. Harwood	Absolutely. Absolutely. Of course the first process was to contact all the strategic buyers. That was done several times very diligently.

N. Bradsher	Were there multiple financial buyers contacted?

G. Harwood	Yes, but I’m not certain it’s appropriate for me to give any more details into it. Suffice it to say it was a rigorous process that we went through over a protracted period of time and with a very strong set of independent Board members to ensure that we did get the best price.

N. Bradsher	You haven’t commented on how ... in fact you’ve declined to comment on how the quarter just turned out and yet this purchase price obviously is affected by that. Don’t you think that you’re keeping us in the dark about an important issue that determines the value of the company to any acquirer as well as in the public market in the absence of an acquisition?

G. Harwood	Neal, the vote on this will be most probably in December. By that time the results for the second quarter will be out. They’ll be out early November so you’ll have plenty of time to judge the $16 price versus results in the September quarter in plenty of time for that vote.

N. Bradsher	Regarding a December vote, have you considered that having an acquisition close in December as opposed to January for those of your shareholders who are taxable which is usually a big portion of a public company’s shareholder base? It means it’s a 2007 tax year event and given the cost of money, therefore that’s a higher cost in taxes than if it were a 2008 event, if it were to close in early January.

G. Harwood	I can’t comment upon that. I was not in the special committee deliberations. I don’t know about that.

N. Bradsher	Well I am not pleased with this and will consider what else to undertake.

Operator	Thank you. Our next question comes from Larry Lytton with Second Line Capital Management. Please go ahead.

L. Lytton	Good morning. Not to pile on here but Neal’s question is very well articulated. As outsiders the questions are clear and not really answered. Let me ask. This is a 2 year process which was interesting. But you’re selling now, today. We’ve got S-Ox behind us. The balance sheet’s in solid shape. RFID has been very slow to take off but there is still signs that it’s going to happen and it’s going to happen a lot sooner, closer today than it was 2 years ago. The financial markets are in terrible shape.

It seems like a lack of urgency here and even the insiders are not interested in sellers; insiders are continuing to participate. So why are we doing this now as opposed to 6 or 12 months from today when maybe the outlook on the financial markets and RFID is a little more solid?

G. Harwood	The inside is all selling. The inside is selling about 75% of their shares. The 9.9% in the new call that was referred to only represents 25%. So the inside is all major sellers in this process.

L. Lytton	Is this an estate planning transaction? But why are we doing this now and not 12 months hence?

B. Kleist	I can answer that question. It is not an estate planning. My intention is to continue. I like working in this business and being the CEO. I believe in the last few years as we’ve gone through this process that we’ve had accelerated costs of being a public company and making it harder to deliver the earnings. We’ve also been going through a number of other things in transition of our business but we think this is the best path going forward. Many shareholders would see there’s less liquidity in the marketplace. We’re a very small public company and we feel this was a good alternative for the business and for providing liquidity to shareholders.

But it’s not an estate planning process. It’s not driven by any personal needs of myself or any other members of the management team.

L. Lytton	But in terms of the RFID opportunity, you still don’t see a significant ramp on a 1 to 2 year horizon there?

G. Harwood	Our RFID revenue, if you’ve noticed the results, RFID’s plateaued. If you see the acceleration of Wal-Mart, it’s not happening the way everybody thought. I think there’s obviously some opportunities in RFID in the defense area but the expectations we had of 3 or 4 years ago of what RFID would produce has not materialized.

B. Kleist	The RFID in this for a supply chain has not met the expectations that the industry had for growth and it continues to remain in the pilot program stage. We’re beginning to see a little expansion of it but it’s not a rapid acceleration.

L. Lytton	My point is the time to sell the company is when people are excited about the growth prospects for business, not when people are pessimistic about those prospects.

Let me ask a couple more questions. For the Phase I environmental studies, how many sites have to be done and when do you think that would be completed?

G. Harwood	Four sites will be done. We should have the results within 2 weeks, 2 to 3 weeks.

L. Lytton	And you’ll make an announcement at that time, do you know?

G. Harwood	We won’t be making the official proxy statement until that happens. I don’t know the answer to that. I would guess so.

L. Lytton	In terms of ... you’re suggesting a lot of, not everybody was aware that Printronix was looking for a strategic partner. Can you talk about what the penalty would be if somebody else came in here with a better offer?

G. Harwood	Are you talking about the break up fee?

L. Lytton	Yes.

G. Harwood	We will be filing the 8K with a definitive agreement either later today or tomorrow and I would suggest that you refer to that document then.

L. Lytton	Okay, thank you.

Operator	Thank you. Our next question is a follow up from Neal Bradsher. Please go ahead.

N. Bradsher	Yes. As you’ve mentioned, management had a conflict and therefore there was a special committee but the special committee is not on this call. Will the chairman of the special committee be available to speak with investors?

G. Harwood	I do not know.

N. Bradsher	Obviously it’s a special committee that was formed in order to represent the interest of shareholders so it doesn’t make a lot of sense to have conflicted individuals be communicating with shareholders in this circumstance. It makes sense to have the committee that considered this be communicating with shareholders.

G. Harwood	Well remember, Neal, though we’re selling 75% of our shares as part of this transaction so we are also on the same side as the shareholders. This is not 100% conversion. 25% of our shares is going to go in to new co, 75% is going to be sold including stock options.

N. Bradsher	That’s an important point. As I’ve said to you guys before, I think you’ve always been straightforward in communication. I appreciate that. Let me say that before my next question which is I think it’s important that you share with us if the Board also considered in addition to selling the company the possibility of making a management change because clearly the company has not performed well now for many years. It has not earned its cost of capital, it has not grown, it has not done as well as other companies in its industry.

One approach in that circumstance is to sell the company, another approach is to change management. Did the Board make that choice or did it simply consider selling the company?

B. Kleist	I don’t think we can answer that for special the committee because those matters were really considered as either special committee of the Board in which we didn’t participate.

N. Bradsher	I think there’s some issues with this process, gentlemen.

Operator	Mr. Bradsher, do you have any additional questions.

N. Bradsher	Not at this time.

Operator	Thank you. Our next question is a follow up from Larry Lytton. Please go ahead.

L. Lytton	George, you’d talked about some of the financial closing conditions. Can you clarify for me what the condition of the financing for Vector is at this juncture which is to say is committed bank financing. It’s a 100% bank financing and that’s fully committed assuming the conditions are met or what’s the uncertainty about the financing?

G. Harwood	I’m not certain at this point in time that I can comment on that. We expect Vector to close but I would hate to try to interpret the specific relationships, covenants and agreements between the two. Our understanding is they have the financial capital and availability to close.

L. Lytton	But am I correct, there’s just 2 pieces here? There’s equity from Vector plus bank financing or is there another third party financing as well involved.

G. Harwood	No, there’s the equity from Vector and their financing bank.

L. Lytton	Okay. Can you say who the bank is?

G. Harwood	At this stage I’m not certain that’s public.

L. Lytton	Okay, thank you.

Operator	Thank you and there are no further questions at this time. I’d like to turn the conference back over to management for any closing remarks.

G. Harwood	Thank you. I appreciate your candid questions and comments today and I do want to say that we understand your concern, Neal. We do appreciate the long term support of our shareholders who have stayed with us for many years.

We believe this is a fair transaction. It’s been carefully considered by the independent committee of the Board of Directors and we’re in support of it in today’s marketplace. We think it’s a good thing going forward and fair to all the constituents. With that we’d be glad to talk to any one of you individually if you’d like any more further discussion.

Thank you for your attention and your interest in the transaction. Have a good day.

Operator	Thank you, sir. Ladies and gentlemen, this concludes the Printronix conference call. If you’d like to listen to a replay of today’s conference call, please dial 303-590-3000 or 800-405-2236, with access code 11098901 followed by the pound key. We thank you for your participation today and you may now disconnect.
Additional Information and Where to Find It
     Printronix will file a proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement and such other materials when they become available because they will contain important information about the acquisition and Printronix. Investors and security holders will be able to obtain a free copy of the proxy statement and any other documents filed by the company from the

SEC Web site at www.sec.gov. Printronix’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Printronix in connection with the proposed transaction. Information about the directors and executive officers of Printronix is set forth in the proxy statement for Printronix’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on July 20, 2007. Investors and security holders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.
Forward-Looking Statements
     Certain statements in this transcript and question and answer section, including statements about the potential benefits of the proposed acquisition to Printronix stockholders, customers, partners and employees and about the expected closing of the proposed acquisition and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of Printronix. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, (1) Printronix may be unable to obtain regulatory approvals required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (4) the businesses of Printronix may suffer as a result of uncertainty surrounding the transaction; and (5) Printronix may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Printronix are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov. Unless required by law, Printronix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.